Exhibit 13(c)(i)








             AMENDED AND RESTATED BOOKKEEPING AND PRICING AGREEMENT


                                     Between

                                 WESTCORE TRUST

                                       and

                        ALPS MUTUAL FUNDS SERVICES, INC.

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       Agent Appointed Bookkeeping and Pricing Agent...........................................................1

2.       Definitions.............................................................................................1
         (a)      Authorized Person..............................................................................1
         (b)      Proper Instructions............................................................................2

3.       Duties of the Agent.....................................................................................2

4.       Subcontractors..........................................................................................4

5.       Instructions to the Agent...............................................................................4

6.       Agent Compensation......................................................................................4

7.       Right to Receive Advice.................................................................................4

8.       Liability of the Agent..................................................................................5

9.       Reports.................................................................................................5

10.      Activities of the Agent.................................................................................5

11.      Accounts and Records....................................................................................6

12.      Confidentiality.........................................................................................6

13.      Duration and Termination of this Agreement..............................................................6

14.      Assignment..............................................................................................6

15.      Governing Law...........................................................................................6

16.      Names...................................................................................................6

17.      Amendments to this Agreement............................................................................7

18.      Notices.................................................................................................7

19.      Counterparts............................................................................................7

20.      Obligation/Representations/Subcertficiations............................................................7

             AMENDED AND RESTATED BOOKKEEPING AND PRICING AGREEMENT


         This AMENDED AND RESTATED BOOKKEEPING AND PRICING AGREEMENT (the "Agreement") made this 9th day of February 2004, between Westcore Trust, a business trust established under the laws of the Commonwealth of Massachusetts (the "Fund") and ALPS Mutual Funds Services, Inc., a Colorado corporation having its principal office at 1625 Broadway, Suite 2200, Denver, Colorado 80202 (the "Agent"), amends and restates the Bookkeeping and Pricing Agreement dated the 1st day of November 2000, between the Fund and the Agent.

         WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940 presently consisting of the following portfolios: Blue Chip Fund, Growth Fund , MIDCO Growth Fund, Small Cap Opportunity Fund, Plus Bond Fund , Flexible Income Fund , Colorado Tax-Exempt Fund, Select Fund, International Frontier Fund and Mid-Cap Opportunity Fund; each of such investment portfolios and any additional investment portfolios that may be established by the Fund is referred to herein individually as a "Portfolio" and collectively as the "Portfolios"; and

         WHEREAS, ALPS Mutual Funds Services, Inc. provides certain fund accounting services to investment companies;

         WHEREAS, the Fund desires to appoint the Agent as agent to perform certain bookkeeping and pricing services for the Portfolios on behalf of the Fund, and the Agent has indicated its willingness to so Act, subject to the terms and conditions of this Agreement; and

         WHEREAS, the Fund and the Agent desire to amend and restate the Bookkeeping and Pricing Agreement dated as of the 1st day of November 2000, between the Fund and the Agent to include various provisions to alleviate the need for the Agent and the Fund to enter into side letter agreements to selling agreements by including in this Agreement specific fund information and times such fund information will be communicated by the Agent to the Fund.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. Agent Appointed Bookkeeping and Pricing Agent. The Fund hereby appoints the Agent as bookkeeping and pricing agent for the Portfolios and the Agent agrees to provide the services contemplated herein upon the terms and conditions hereinafter set forth.

         2. Definitions. In this Agreement the terms below have the following meanings:

            (a) Authorized Person. Authorized Person means any of the persons duly authorized to giver Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of the Board of Trustees of the Fund. The Fund will at all times maintain on file with the Agent certification, in such form as may be acceptable to the Agent, of (i) the names and signatures of the Authorized Person(s) and (ii) the names of the members of the Board of Trustees of the Fund, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Fund will provide a new or amended certification setting forth the change. The Agent will be entitled to rely upon any Proper Instruction (defined below) which has been signed by person(s) named in the most recent certification.

            (b) Proper Instructions. Proper Instructions means any request, instruction or certification signed by one or more Authorized Persons. Oral instructions will be considered Proper Instructions if the Agent reasonably believes them to have been given by an Authorized Person and they are promptly confirmed in writing to the address for notice, e-mail or facsimile set forth below. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices as agreed upon by the parties hereto.

         3. Duties of the Agent. The Agent agrees to provide or to arrange to provide at its expense the following services for the Fund:

            (a) Maintain separate accounts for each Portfolio, all as directed from time to time by Proper Instructions;

            (b) Timely calculate and transmit to NASDAQ each Portfolio's daily net asset value and public offering price (such determinations to be made in accordance with the provisions of the Fund's Amended and Restated Declaration of Trust and the then-current prospectuses and statements of additional information relating to the Portfolios, and any applicable resolutions of the Board of Trustees of the Fund) and the change in such values from the prior business day and use commercially reasonable efforts to communicate such values and prices by 6:30 p.m. Eastern Time to the Fund, the Fund's transfer agent and third party processors as instructed in writing by the Fund in the manner as reasonably requested;

            (c) Maintain and keep current all books and records of the Fund as required by Section 31 and the rules thereunder under the 1940 Act ("Section 31") in connection with the Agent's duties hereunder. The Agent shall comply with all laws, rules and regulations applicable to the performance of its obligations hereunder. Without limiting the generality of the foregoing, the Agent will prepare and maintain the following records upon receipt of information in proper form from Authorized Persons of the Fund:

                  (i)      Cash receipts journal
                  (ii)     Cash disbursements journal

                  (iii)    Dividend records
                  (iv)     Purchase and sales - portfolio securities journals
                  (v)      Subscription and redemption journals
                  (vi)     Security ledgers
                  (vii)    Broker ledger
                  (viii)   General ledger
                  (ix)     Daily expense accruals
                  (x)      Daily income accruals
                  (xi)     Securities   and  monies   borrowed   or  loaned  and
                           collateral therefore
                  (xii)    Foreign currency journals
                  (xiii)   Trial balances


            (d) Provide the Fund and its investment adviser(s) with daily Portfolio values, net asset values and other statistical data for each Portfolio as requested from time to time.

            (e) Compute the net income, exempt interest income and capital gains of each Portfolio for dividend purposes in accordance with relevant prospectus policies and resolutions of the Board of Trustees of the Fund and using commercially reasonable efforts to communicate such information by 6:30 p.m Eastern Time to the Fund, the Fund's transfer agent and third party processors as instructed in writing by the Fund in the manner as reasonably requested.

            (f) Provide the Fund and its investment adviser(s) with information necessary to print the semi-annual and annual financial statements to be furnished to shareholders of each Portfolio and all raw financial data necessary for the timely preparation of tax returns, Form N-SAR, prospectus updates, Rule 24f-2 filings and proxy statements.

            (g) Provide facilities, information and personnel to accommodate annual audits and any audits with the Trust's independent accountants or examinations conducted by the Securities and Exchange Commission or other governmental entities.

            (h) Provide audited financial statements regarding the Agent on an annual basis, as requested. Such audits shall be conducted by an independent accounting firm mutually agreed upon by the Agent and the Fund.

            (i) Furnish to the Fund within four business days of the end of every month, a list of the portfolio securities and the aggregate amount of cash in the Portfolios and the cumulative (and average annual, where applicable) total return of each Portfolio for the one-month, three-month, year-to-date, one-year, three-years, five-years, ten-years and since inception periods in accordance with applicable regulations.

            (j) Assist in the preparation of certain reports, audits of accounts, and other matters of like nature, as reasonably requested from time to time by the Fund.

            (k) Related to the securities lending program, Agent will compare the prior day market price of each security on loan to the current day collateral. If this results in a position being under-collateralized, Agent will report such fact to the securities lending agent.

            (l) Agent agrees to notify Fund promptly in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

         The Agent shall for all purposes be deemed to be an independent contractor and shall, unless otherwise expressly authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         4. Subcontractors. It is understood that the Agent may from time to time at its expense delegate the performance of all or a portion of its obligations under this Agreement to one or more persons (hereinafter "subcontractor(s)") as the Agent may believe to be particularly fit to assist it in the performance of this Agreement. The Agent shall provide oversight over any subcontractor(s) who shall in turn provide services pursuant to an agreement with the Agent approved by a resolution of the Board of Trustees of the Fund.
Any agreement entered into between the Agent and a subcontractor shall acknowledge that the agreement is for the benefit of the Fund, that the subcontractor shall be directly liable and responsible to the Fund for the performance of its obligations thereunder, and that the Fund may therefore enforce its rights directly against the subcontractor. Notwithstanding such delegation, the Agent shall continue to be directly liable to the Fund for the performance of any subcontractor's obligations under such Agreement.

         5. Instructions to the Agent. The Agent shall promptly take all appropriate steps necessary to carry out or comply with any Proper Instructions received from the Fund.

         6. Agent Compensation. In consideration for the services to be performed by the Agent, the Agent shall be entitled to receive from the Fund such compensation and reimbursement for all reasonable out-of-pocket expenses as may be agreed upon from time to time between the Agent and the Fund in advance and in writing. The Fund agrees to pay the Agent compensation as described in the schedule attached as Exhibit A. It is agreed that fees set forth in Exhibit A may be increased with not less than 60 days written notice upon written agreement of the parties.

         7. Right to Receive Advice.

            (a) Advice of the Fund. If Agent is in doubt as to any action it should or should not take, Agent shall request directions or advice, including Proper Instructions, from the Fund.

            (b) Advice of Counsel. If Agent shall be in doubt as to any question of law pertaining to any action it should or should not take, Agent shall request advice from the Fund's counsel at the Fund's expense or from counsel of its own choosing, at its own expense (being understood that it may be necessary for Agent to consult its own counsel due to conflict of interest issues which may be raised by Fund counsel).

            (c) Conflicting Advice. In the event of a conflict between directions, advice or Proper Instructions Agent receives from the Fund and the advice Agent receives from counsel, Agent shall inform the Fund of the conflict and seek resolution.

         8. Liability of the Agent.

            (a) The Agent may rely upon the written advice of counsel for the Fund and the Fund's independent accountants, and upon oral or written statements of brokers and other persons reasonably believed by the Agent in good faith to be expert in the matters upon which they are consulted and, for any actions reasonably taken in good faith reliance upon such advice or statements and without negligence, the Agent shall not be liable to anyone.

            (b) Nothing herein contained shall be construed to protect the Agent against any liability to the Fund or its security holders to which the Agent would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties.

            (c) Except as may otherwise be provided by applicable law, neither the Agent nor its shareholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of factual information furnished to the Agent or any subcontractor(s) by an Authorized Person of the Fund.

            (d) The Agent shall ensure that it or any subcontractors have and maintain Errors and Omissions Insurance for the services rendered under this Agreement of at least $1 million (provided the Board of Trustees of the Fund may by resolution approve some lesser amount). The Agent shall provide to the Fund annually upon request a certificate from the appropriate errors and omissions insurance carrier(s) certifying that such Errors and Omissions Insurance is in full force and effect.

         9. Reports. Whenever, in the course of performing its duties under this Agreement, the Agent determines, on the basis of information supplied to the Agent by the Fund or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, the Agent shall promptly notify the Fund and its counsel.

         10. Activities of the Agent. The services of the Agent under this Agreement are not to be deemed exclusive, and the Agent shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         11. Accounts and Records. The accounts and records maintained by the Agent shall be the property of the Fund, and shall be surrendered to the Fund promptly upon receipt of Proper Instructions from the Fund in the form in which such accounts and records have been maintained or preserved. The Agent agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. The Agent shall assist the Fund, the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records, and reports by the Agent or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. There shall be no additional fee for these services. The Agent shall preserve the accounts and records as they are required to be maintained and preserved by Section 31.

         12. Confidentiality. The Agent agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Fund in Proper Instructions.

         13. Duration and Termination of this Agreement. This Agreement shall become effective as of the date hereof. Upon the effectiveness of this Agreement, the existing Bookkeeping and Pricing Agreement between the Fund and ALPS Mutual Funds Services, Inc. dated November 1, 2000 shall be deemed to be terminated by the consent of the parties. Either party may terminate this Agreement, without penalty, upon sixty (60) days prior written notice to the other.

                  Upon termination of this Agreement, the Agent shall deliver to the Fund or as otherwise directed in Proper Instructions (at the expense of the Fund, unless such termination is for breach of this Agreement by the Agent) all records and other documents made or accumulated in the performance of its duties or the duties of any subcontractor(s) for the Fund hereunder.

         14. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of the Agent, or by the Agent without the prior written consent of the Fund; provided further, that no agreement with any subcontractor(s) contemplated hereunder shall be entered into, terminated, amended, assigned or permitted to be assigned without the prior written consent of the Fund.

         15. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and the 1940 Act and the rules thereunder. To the extent that the laws of the Commonwealth of Massachusetts conflict with the 1940 Act or such rules, the latter shall control.

         16. Names. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The. obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         17. Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

         18. Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

                                            To the Agent:

                                            ALPS Mutual Funds Services, Inc.
                                            1625 Broadway, Suite 2200
                                            Denver, Colorado 80202
                                            Attn:   Traci Thelen
                                            Fax:  (303) 623-7850
                                            e-mail:  traci.thelen@alpsinc.com

                                            To the Fund:

                                            Westcore Trust
                                            c/o Lester R. Woodward Esq.
                                            Davis Graham & Stubbs LLP

                                            1550 17th Street, #500
                                            Denver, Colorado 80202
                                            Fax: (303) 892-7400

         19. Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         20. Obligation/Representations/Subcertifications. Agent agrees that any information that it provides that is necessary to complete a report or other filing that is required to be certified by certain of the Fund's officers (the "Certifying Officers") pursuant to the Sarbanes-Oxley Act of 2002 ("Sarbox") and/or SEC regulations issued and then in effect from time to time under Sarbox will, to the best of its knowledge, be true and complete when given. Agent further agrees that any written representation or certification it provides to the Fund and/or the officers of the Fund in support of a certification by them to the SEC pursuant to Sarbox and/or any rules or regulations issued from time to time thereunder will be true and complete when given. This covenant shall survive the termination of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    WESTCORE TRUST


                                    By: /s/ JEFFREY D. ADAMS
                                       -----------------------------------------
                                    Name: Jeffrey D. Adams
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------




                                    ALPS MUTUAL FUND SERVICES, INC.


                                    By: /s/ JEREMY O. MAY
                                       -----------------------------------------
                                    Name:    Jeremy O. May
                                    Title:   Senior Vice President

                                    EXHIBIT A
                                    ---------


The fees payable to Agent for the duration of this contract shall be:

1)       The greater of:

         a) $2,250.00 per fund per month ($416.67 per fund per month for each additional class)

         b)       2.9 basis points of daily net assets

2)       $1.00 per day per loan for each security on loan.


NOTES

o        Fees are calculated and paid on a monthly basis.

o        Out-of-pocket expenses include:

         -     pricing
         -     corporation actions and reorganization data
         - paper/binders/phone/fax charges of not more than $125.00 per month per fund
         -     incremental   assets  associated  with  the  record  keeping  for
               options, futures and foreign securities